SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549



                             FORM 8-K



        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934


                       September 26, 2003
         ------------------------------------------------
         Date of Report (Date of Earliest Event Reported)



                    LITEGLOW INDUSTRIES, INC.
      ------------------------------------------------------
      (Exact name of Registrant as specified in its charter)




                                Utah
           ----------------------------------------------
           (State or Other Jurisdiction of Incorporation)



       0-27087                               65-0516403
------------------------          ---------------------------------
(Commission File Number)          (IRS Employer Identification No.)




     2301 N.W. 33rd Court, Unit 112, Pompano Beach, FL 33069
     -------------------------------------------------------
             (Address of Principal Executive Offices)



                         (954) 971-4569
                 -------------------------------
                 (Registrant's Telephone Number)


  -------------------------------------------------------------
  (Former Name or Former Address, if changed since last report)


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Item 5.   Other Events.

     On September 12, 2003, Liteglow Industries, Inc. (the "Company") was served with a complaint filed by Merrill Lynch Business Financial Services, Inc. ("Merrill Lynch"), the Company's secured lender. Merrill Lynch alleges that the Company has breached certain loan covenants by the Company's failure to maintain certain financial ratios. While the Company continues to timely make all payments required under the Note, Merrill Lynch has ceased advancing money to the Company. Merrill Lynch seeks to have the entire outstanding balance paid of approximately $2.2 million dollars as well as replevy the assets in which Merrill Lynch claims a security interest. Merrill Lynch has also named Spencer Krumholz, the Company's Chairman and Chief Executive Officer, as a defendant. Mr. Krumholz is the sole guarantor of the Note.

     The Company believes that it has not breached any loan covenants and is current in all payment obligations under the Note. The Company intends to take appropriate action in response to the Merrill Lynch litigation. The Company is unable to express an opinion regarding the outcome of this litigation or as to any potential loss or range of loss to the Company in the event that either a favorable or unfavorable outcome results.


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                            SIGNATURES


     Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              LITEGLOW INDUSTRIES, INC.


September 26, 2003            By: /s/Spencer Krumholz
                                 ------------------------------------
                                 Spencer Krumholz
                                 Chief Executive Officer




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